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Exhibit 23.1

C0NSENT OF INDEPENDENT REGISTERED PUBLILC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-130680, 333-138244, 333-141362) and Form S-8 (Nos. 333-134392 and 333-143054) of MathStar, Inc. of our report dated March 14, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Portland, OR
March 14, 2008

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  Exhibit 23.1